UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 27, 2006
THE LUBRIZOL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-5263	34-0367600

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29400 Lakeland Boulevard, Wickliffe, Ohio		44092-2298

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (440) 943-4200
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

The Lubrizol Corporation (“Lubrizol”) permits its directors, officers and certain employees to enter into stock trading plans with respect to Lubrizol common shares that are intended to qualify for the safe harbor under Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), subject to Lubrizol’s applicable guidelines and policies on insider trading.

On February 27, 2006, Mark W. Meister, an officer of The Lubrizol Corporation within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, established a sales plan in accordance with Rule 10b5-1, to provide for pre-determined sales of a portion of his Lubrizol common shares. This plan was adopted in accordance with Lubrizol’s Guide for Trading in Lubrizol Securities by Officers and Directors.

Under this Rule 10b5-1 plan, Mr. Meister will sell up to 23,597 Lubrizol common shares in specified share amounts at specific market prices. The plan is effective starting March 1, 2006 and will expire on February 28, 2007. Any sales under this plan will be disclosed publicly through appropriate filings with the Securities and Exchange Commission.

The information in this Current Report is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. Furthermore, the information in this Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless such subsequent filing specifically references this Form 8-K.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LUBRIZOL CORPORATION

Date: March 2, 2006
	By:	/s/ Leslie M. Reynolds
Name: Leslie M. Reynolds
Title: Corporate Secretary and Counsel